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                                    AMENDMENT


                           DATED AS OF MARCH 10, 1999



                                       TO



                              TSAT TEMPO AGREEMENT


                          DATED AS OF FEBRUARY 6, 1998


                             BETWEEN PRIMESTAR, INC.

                                       AND

                        TCI SATELLITE ENTERTAINMENT, INC.








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This agreement, dated as of March 10, 1999 (the "Amendment"), by and among
PRIMESTAR, Inc., a Delaware corporation (the "Company"), TCI Satellite Entertainment, Inc., a Delaware corporation ("TSAT") and Tempo Satellite, Inc., an Oklahoma corporation and wholly-owned subsidiary of TSAT ("Tempo") amends the TSAT Tempo Agreement, dated as of February 6, 1998 (the "Option Agreement"), between the Company and TSAT. The Option Agreement, as amended hereby, is hereinafter referred to as the "Amended Option Agreement." Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Option Agreement.

WHEREAS, TSAT has granted to the Company (together with its successors and assigns, the "Option Holder"), the exclusive and irrevocable option (the "Tempo Sale Option"), exercisable at any time during the term of the Option Agreement
(a) to purchase all of the Tempo Shares or (b) to purchase from TSAT all of its rights, title and interest in, to and under the Tempo Assets and assume all of the liabilities associated with the Tempo Assets;

WHEREAS, the Company and Tempo are parties to the Asset Purchase Agreement, dated as of January 22, 1999 (the "High Power Agreement"), by and among Hughes Electronics Corporation ("Buyer"), the Company, PRIMESTAR Partners L.P., Tempo and certain stockholders of the Company, that provides for, among other things, the assignment by the Company of the Tempo Sale Option to Buyer;

WHEREAS, the High Power Agreement provides that the Option Agreement must be amended so that it can be exercisable in part;

WHEREAS, the Company and TSAT (i) desire to amend the Option Agreement so that the Tempo Sale Option may be exercisable in part and (ii) desire the assignment of the Option to Buyer;

NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

Section 1.01. PARTIAL EXERCISE OF TEMPO SALE OPTION. The Option Holder under the Option Agreement may exercise the Tempo Sale Option in whole at any time or in part from time to time. If the Option Holder elects to purchase only a portion of the Tempo Shares, the BSS Price for such purchased shares shall be pro rated. If the Option Holder elects to purchase only a portion of the Tempo Assets, the BSS Price for such purchased assets shall be pro rated and the Tempo Liabilities to be assumed by the Option Holder shall also be pro rated pursuant to Section
1.02 hereof.


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Section 1.02 PARTIAL EXERCISE OF OPTION TO PURCHASE TEMPO ASSETS. If the Option
Holder elects to purchase only a portion of the Tempo Assets:

(a) In addition to the elements required to be included in the written notice to TSAT as specified in Section 1.02 of the Option Agreement, the Option Holder must also include the identity of the Tempo Assets that it is purchasing (the "Identified Tempo Assets"). Notwithstanding Section 1.02 of the Option Agreement, the Option Holder shall not be required to provide advance notice of the Tempo Closing Date other than as specified in the Notice of Exercise attached hereto as EXHIBIT A.

(b) (i) The Option Holder and TSAT shall mutually agree on the fair market value of the Identified Tempo Assets in order to prorate the BSS Price pursuant to
Section 1.01 hereto and shall mutually agree on the fair market value of the Tempo Assets that are not being sold (the "Unsold Tempo Assets" and, together with the Identified Tempo Assets, the "Total Tempo Assets"). The price to be paid by Option Holder shall be equal to the product of (A) the fair market value of the Identified Tempo Assets DIVIDED by (B) the fair market value of to the Total Tempo Assets, TIMES (C) the BSS Price.

(ii) If the Option Holder and TSAT are unable to agree on such fair market values, the Option Holder and TSAT shall elect an independent appraisal firm to determine such values. The conclusions of such appraisal firm shall be conclusive and binding. The fees and expenses of such appraisal firm shall be shared equally by the Option Holder and TSAT.

(iii) Notwithstanding anything herein or in the Option Agreement to the contrary, the exercise price relating to the Ground Satellite Assets (as defined in the High Power Agreement) shall be equal to 30% of the BSS Price and the exercise price relating to the In- Orbit Satellite Assets (as defined in the High Power Agreement) shall be equal to 70% of the BSS Price.

(c) The Option Holder and TSAT shall mutually agree on the identity the Tempo Liabilities associated with the Identified Tempo Assets (the "Identified Tempo Liabilities"). If the Option Holder and TSAT are unable to agree on the Identified Tempo Liabilities, the Option Holder and TSAT shall elect an independent public accountant to determine the Identified Tempo Liabilities. The conclusions of such independent public accountant shall be conclusive and binding. The fees and expenses of such independent public accountant shall be shared equally by the Option Holder and TSAT. Notwithstanding anything herein or in the Option Agreement to the contrary, in connection with the acquisition of the Ground Satellite Assets, the Identified Tempo Liabilities shall only be the Ground Satellite Liabilities (as defined in the High Power Agreement) and, in connection with the acquisition of the In- Orbit Satellite Assets, the Identified Tempo Liabilities shall only be the In-Orbit Satellite Liabilities (as defined in


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the High Power Agreement).

(d) Anything contained herein or in the Option Agreement notwithstanding, TSAT shall not be required to liquidate Tempo immediately prior to the Tempo Closing until all of the Tempo Assets are sold. If the Option Holder elects to purchase all or a portion of the Tempo Assets, and TSAT shall not theretofore have liquidated Tempo, then Tempo shall sell and deliver and TSAT shall cause Tempo to sell and deliver such asset at the closing of such purchase in accordance with the terms and conditions of the Sections 1.02(a) - (c) of this Amendment.

(e) At each Tempo closing under the Option Agreement, TSAT shall deliver to the Option Holder (x) such appropriately executed bills of sale, assignments and other instruments of transfer relating to the Identified Tempo Assets in form and substance reasonably satisfactory to the Option Holder and its counsel and
(y) such other documents as the Option Holder or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance as set forth in the Amended Option Agreement. The Option Holder shall deliver to TSAT
(x) subject to Section 1.02(b)(iii), the pro rated BSS Price and (y) a duly executed assignment and assumption agreement pertaining to the Identified Tempo Liabilities, in the form attached hereto as EXHIBIT B (the "Assignment and Assumption Agreement").

(f) Subject to Section 1.02(b)(iii), if, after initially purchasing only part of the Tempo Assets, the Option Holder desires to purchase an additional portion of the Tempo Assets, the Option Holder and TSAT shall use the value placed on the Unsold Tempo Assets as the basis for pro rating the BSS Price.

                                   ARTICLE II

Section 2.01. ASSIGNMENT OF OPTION. The Option shall be assigned to Buyer upon the terms and conditions set forth in the Assignment and Assumption Agreement.

                                   ARTICLE III

Section 3.01 INTERPRETATION. The Section headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

Section 3.02 SEVERABILITY. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the


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parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 3.03 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 3.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 3.05 THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Buyer is intended to be a third-party beneficiary of this Amendment.



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IN WITNESS WHEREOF, the Company, TSAT and Tempo have duly executed this
Agreement, all of the date first written above.


                                            PRIMESTAR, INC.,

                                             By:  /s/ [ILLEGIBLE]
                                                -----------------------------
                                                Name:
                                                Title:


                                            TCI SATELLITE ENTERTAINMENT, INC.


                                             By:  /s/ [ILLEGIBLE]
                                                -----------------------------
                                                Name:
                                                Title:


                                            TEMPO SATELLITE, INC.


                                             By:  /s/ [ILLEGIBLE]
                                                -----------------------------
                                                Name:
                                                Title:



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                                    EXHIBIT A

                               NOTICE OF EXERCISE

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                                    EXHIBIT B

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT